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                                                                    EXHIBIT 23.2

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the use of our report dated April 22, 1997 with respect to the Consolidated Financial Statements of Rational Software Corporation as of March 31,1997 and 1996 and for each of the three years in the period ended March 31, 1997, included in this Form 8-K/A.

                                                /s/ Ernst & Young LLP

Palo Alto, CA
June 16, 1997